                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CII Financial, Inc.
Pleasanton, California

  We hereby consent to the incorporation by reference in this post-effective Amendment No. 3 on Form S-8 to Registration Statement on Form S-4 (Registration No. 33-60591) of our reports dated February 17, 1995, relating to the Consolidated Financial Statements and Schedules of CII Financial, Inc. appearing in the Company's 1994 Annual Report on Form 10-K as amended by its Form 10-K/A for the year ended December 31, 1994. We also consent to incorporation by reference in this post-effective Amendment No. 3 on Form S-8 to Registration Statement on Form S-4 (Registration No. 33-60591) of our reports dated February 17, 1995, except for Note 16 which is as of June 13, 1995, relating to the Restated Consolidated Financial Statements and Schedules of CII Financial, Inc.

                                          BDO Seidman, LLP

Los Angeles, California
November 13, 1995